Prospectus

Institutional Shares

April 28, 2006

 GOLDMAN SACHS SPECIALTY FUNDS

■ Goldman Sachs U.S. Equity Dividend and Premium Fund ■ Goldman Sachs Tollkeeper FundSM ■ Goldman Sachs Structured Tax-Managed Equity Fund ■ Goldman Sachs Real Estate Securities Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as investment adviser to the U.S. Equity Dividend and Premium Fund, Tollkeeper, Structured Tax-Managed Equity (formerly, CORESM Tax-Managed Equity) and Real Estate Securities Funds. GSAM is referred to in this Prospectus as the “Investment Adviser.”

U.S. EQUITY DIVIDEND AND PREMIUM FUND

I. Stock Selection and Portfolio Construction
The U.S. Equity Dividend and Premium Fund seeks to maintain an equity portfolio that will produce a gross return similar to that of its equity benchmark, the S&P 500 Index. In addition, the Fund will write index call options against a portion of the equity portfolio. Because of the impact of call options written by the Fund, the return of the Fund is not expected to closely track the S&P 500 Index, even if the return of the portfolio securities held by the Fund resembles the return of the equity benchmark. In addition, the return of the Fund may trail the return of the S&P 500 Index for short or extended periods of time.

Generally, the Fund will seek to hold certain of the higher dividend paying stocks within each industry and sector while still maintaining industry and sector weights that are similar to those of the S&P 500 Index. The Investment Adviser will consider annualized dividend yields, scheduled dividend record dates and any extraordinary dividends when evaluating securities. The Investment Adviser will generally not seek to outperform the S&P 500 Index through active security selection.

The Investment Adviser will use proprietary quantitative techniques, including optimization tools, a risk model, and a transactions cost model, in identifying a portfolio of stocks that it believes may enhance expected dividend yield while limiting deviations when compared to the S&P 500 Index. Deviations are constrained with regard to position sizes, industry weights, sector weights, volatility as compared to the market (i.e., Beta) and estimated tracking error.

II. Call Writing
The Fund will regularly write call options in order to generate additional cash flow. It is anticipated that the calls will typically be written against the S&P 500 Index or against exchange-traded funds linked to the S&P 500 (“ETFs”). The goal of the call writing is to generate an amount of premium that, when annualized and added to the Fund’s expected dividend yield, provides an attractive level of cash flow. Call writing, however, entails certain risks. For more information, see “Principal

Risks of the Fund” and “Appendix A—Other Portfolio Risks—Risks of Writing S&P 500 Index and Related ETF Call Options.”

The Investment Adviser anticipates generally using index call options, or call option on related ETFs, with expirations of three months or less. Outstanding call options will be rolled forward upon expiration, so that there will generally be some options outstanding.

Goldman Sachs U.S. Equity Dividend and Premium Fund is a fully invested portfolio that offers broad access to a well-defined stock universe, and disciplined stock selection along with exposure to the returns of S&P 500 Index or related ETF option call writing.

TOLLKEEPER FUND

THIS FUND INVESTS IN “TOLLKEEPER” COMPANIES (AS DESCRIBED ON PAGES 9 AND 10), AND ITS NET ASSET VALUE (NAV) MAY FLUCTUATE SUBSTANTIALLY OVER TIME. BECAUSE THE FUND CONCENTRATES ITS INVESTMENTS IN TOLLKEEPER COMPANIES, THE FUND’S PERFORMANCE MAY BE SUBSTANTIALLY DIFFERENT FROM THE RETURNS OF THE BROADER STOCK MARKET. PAST PERFORMANCE IS NOT AN INDICATION OF FUTURE RETURNS AND, DEPENDING ON THE TIMING OF YOUR INVESTMENT, YOU MAY LOSE MONEY EVEN IF THE FUND’S PAST RETURNS HAVE OUTPERFORMED THE FUND’S BENCHMARK DURING SPECIFIED PERIODS OF TIME. THE FUND’S PARTICIPATION IN THE INITIAL PUBLIC OFFERING (IPO) MARKET DURING ITS INITIAL START-UP PHASE MAY HAVE HAD A MAGNIFIED IMPACT ON THE FUND’S PERFORMANCE BECAUSE OF ITS RELATIVELY SMALL ASSET BASE AT THAT TIME. IT IS PROBABLE THAT THE EFFECT OF IPO INVESTMENTS ON THE FUND’S FUTURE PERFORMANCE WILL NOT BE AS SIGNIFICANT.

GENERAL INVESTMENT MANAGEMENT APPROACH

Goldman Sachs’ Growth Investment Philosophy:
1. Invest as if buying the company/business, not simply trading its stock:

■	Understand the business, management, products and competition.
■	Perform intensive, hands-on fundamental research.
■	Seek businesses with strategic competitive advantages.
■	Over the long-term, expect each company’s stock price ultimately to track the growth in the value of the business.

2.	Buy high-quality growth businesses that possess strong business franchises, favorable long-term prospects and excellent management.

3.	Purchase superior long-term growth companies at a favorable price—seek to purchase at a fair valuation, giving the investor the potential to fully capture returns from above-average growth rates.

Growth companies have earnings expectations that exceed those of the stock market as a whole.

STRUCTURED TAX-MANAGED EQUITY FUND

Goldman Sachs’ Structured Tax-Managed Investment Philosophy:
This Fund uses Goldman Sachs’ quantitative style of funds management which emphasizes the three building blocks of active management: stock selection, portfolio construction and efficient implementation.

Step 1: Stock Selection
We attempt to forecast expected returns on approximately 8,500 stocks on a daily basis using proprietary CORESM (“Computer-Optimized, Research-Enhanced”) models developed by the Quantitative Equity (“QE”) team. These quantitative models are based on six investment themes— Valuation, Momentum, Analyst Sentiment, Profitability, Earnings Quality, and Management Impact. The Valuation theme attempts to capture potential mispricings of securities, by comparing a measure of the company’s intrinsic value to its market value. The Momentum theme attempts to measure the company’s past market performance and expected future financial performance. The Analyst Sentiment theme looks at how Wall Street analysts’ views about a company’s earnings and prospects are changing over time. The Profitability theme assesses whether the company has good profit margins and operating efficiency, while the Earnings Quality theme evaluates what percentage of the company’s earnings are coming from more persistent, cash-based sources, as opposed to accruals. Finally, the Management Impact theme assesses the company management’s financing/investing strategy and behavior.

Step 2: Portfolio Construction

A proprietary risk model, which attempts to identify and measure the comparative risks between equity investments as accurately as possible, includes all the above factors used in the return model, as well as several other factors associated with risk but not return. In this process, the Investment Adviser seeks to manage risk by overweighting stocks with positive characteristics identified in the risk model and underweighting stocks with negative characteristics relative to their benchmark weights, while maintaining other characteristics such as size and sector weights close to the benchmark. All investment decisions consider expected after-tax returns including realizing capital losses to offset realized gains, creating loss carry-forwards, and identifying securities for in-kind distribution. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given the Fund’s benchmark.

GENERAL INVESTMENT MANAGEMENT APPROACH

Step 3: Efficient Implementation

The portfolio management team considers transaction costs at each step of the investment process. The team incorporates expected portfolio turnover when assigning weights to the variables of the Multifactor Model. The team also factors expected execution costs into portfolio construction and evaluates multiple trading options. The team then selects the trading strategy it believes will minimize the total transaction costs to the Fund.

Goldman Sachs Structured Tax-Managed Equity Fund is a fully invested portfolio that offers broad access to a well-defined stock universe, seeks to outperform its benchmark on an after-tax basis through consistent, disciplined stock selection, and is intended to be an effective tool for implementing a tax-managed strategy within an overall investment portfolio.

References in this Prospectus to a Fund’s benchmark or benchmarks are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

REAL ESTATE SECURITIES FUND

Goldman Sachs’ Real Estate Securities Investment Philosophy:
When choosing portfolio securities for the Real Estate Securities Fund, the Investment Adviser:

■	Selects stocks based on quality and location of assets, experienced management and a sustainable competitive advantage.
■	Seeks to buy securities at a discount to the intrinsic value of the business (assets and management).
■	Seeks a team approach to decision making.

Over time, REITs (which stands for Real Estate Investment Trusts) have offered investors important diversification and competitive total returns versus the broad equity and fixed income markets.

Fund Investment Objectives and Strategies

Goldman Sachs U.S. Equity Dividend and Premium Fund

FUND FACTS

Objective:	Income and Total Return

Benchmarks:	S&P 500® Index and Lehman Brothers Aggregate Bond Index

Investment Focus:	Large-cap U.S. equity investments with a focus on dividend paying stocks along with an exposure to S&P 500 Index or related ETF option call writing

Investment Style:	Quantitative

Symbol:	GSPKX

INVESTMENT OBJECTIVE

The Fund seeks to maximize income and total return. The Fund seeks this objective primarily through investment in large-cap U.S. equity securities and S&P 500 Index or related ETF option call writing.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. Under normal circumstances, with respect to at least 80% of the Fund’s net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”), the Fund will invest in divided-paying equity investments in large-cap U.S. issuers (including foreign issuers that are traded in the United States) with public stock market capitalizations (based upon shares

FUND INVESTMENT OBJECTIVES AND STRATEGIES

available for trading on an unrestricted basis) within the range of the market capitalization of the S&P 500 at the time of investment.*

The Fund uses a variety of quantitative techniques when selecting investments. The Fund will seek to maintain risk, style, capitalization and industry characteristics similar to the S&P 500 Index.

The Fund invests primarily in a diversified portfolio of common stocks of large-cap U.S. issuers represented in the S&P 500 Index and maintains industry weightings similar to those of the Index. The Fund seeks to generate additional cash flow by the sale of call options on the S&P 500 Index or related ETFs. The volatility of the Fund’s portfolio is expected to be reduced by the Fund’s sale of call options. The Fund anticipates that its cash flow will be derived from dividends on the common stock in its portfolio and premiums it receives from selling S&P 500 Index or related ETF call options. Cash flow from dividends will generally be considered income and will be included in quarterly distributions of income. Cash flow from options premiums is considered to be capital and will be included in the Fund’s annual distribution of net capital gains. In addition, the Fund’s returns will be affected by the capital appreciation and depreciation of the securities held in its portfolio.

The Fund expects that, under normal circumstances, it will sell call options on the S&P 500 Index or related ETFs in an amount that is between 25% and 75% of the value of the Fund’s portfolio. As the seller of the S&P 500 Index or related ETF call options, the Fund will receive cash (the “premium”) from the purchaser. Depending upon the type of call option, the purchaser of an index or related ETF call option either (i) has the right to any appreciation in the value of the index or related ETF over a fixed price (the “exercise price”) on a certain date in the future (the “expiration date”) or (ii) has the right to any appreciation in the value of the index or related ETF over the exercise price at any time prior to the expiration of the option. If the purchaser does not exercise the option, the Fund retains the premium. If the purchaser exercises the option, the Fund pays the purchaser the difference between the price of the index or related ETF and the exercise price of the option. The premium, the exercise price and the market price of the index or related ETF determine the gain or loss realized by the Fund as the seller of the index

*	To the extent required by Securities and Exchange Commission (“SEC”) regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs U.S. Equity Dividend and Premium Fund continued

or related ETF call option. The Fund can also repurchase the call option prior to the expiration date, ending its obligation. In this case, the cost of entering into closing purchase transactions will determine the gain or loss realized by the Fund.

During periods in which the U.S. equity markets are generally unchanged or falling, a diversified portfolio with a S&P 500 Index and related ETF call option strategy may outperform the same portfolio without the options because of the premiums received from writing call options. Similarly, in a modestly rising market (where the income from premiums exceeds the aggregate appreciation of the underlying index or related ETF over their exercise prices) such a portfolio may outperform the same portfolio without the options. However, in other rising markets (where the aggregate appreciation of the underlying index or related ETF over its exercise price exceeds the income from premiums), a portfolio with a S&P 500 Index and related ETF call strategy could significantly underperform the same portfolio without the options.

Tax-Efficient Investing. The Fund seeks to achieve returns primarily in the form of qualifying dividends paid on common stocks, capital gains from the options and portfolio securities the Fund sells, and unrealized price appreciation, and may use different strategies in seeking tax-efficiency. These strategies include:

■	Limiting portfolio turnover that may result in short-term capital gains
■	Selling tax lots of securities that have a higher tax basis before selling tax lots of securities that have a lower tax basis

The Fund’s practice of writing call options, however, will generally result in short-term and long-term capital gains or losses each year under special tax rules applicable to those transactions. The Fund will seek to offset the short-term capital gains from option writing by generating offsetting short term capital losses in the portfolio. The tax goals of this Fund differ from those of the Structured Tax-Managed Equity Fund described elsewhere in this prospectus. The U.S. Equity Dividend and Premium Fund does not seek to defer the realization of long-term capital gains. It merely seeks to avoid or minimize any net short-term capital gains. See “Taxation-Distributions” below.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Tollkeeper Fund

FUND FACTS

Objective:	Long-term growth of capital

Investment Focus:	U.S. equity investments that offer long-term capital appreciation with a primary focus on technology, media and service companies

Investment Style:	Growth

Symbol:	GITIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in equity investments in “Tollkeeper” companies (as described below). The Fund seeks to achieve its investment objective by investing in equity investments of companies that the Investment Adviser believes are well positioned to benefit from the proliferation of technology. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 25% of its total assets in foreign securities, including securities of issuers in emerging markets or countries (“emerging countries”) and securities quoted in foreign currencies.

The Fund intends to invest a substantial portion of its assets in companies the Investment Adviser describes as Tollkeepers. In general, the Investment Adviser defines a Tollkeeper company as a high-quality technology, media or service company that adopts or uses technology to improve its cost structure, revenue

Goldman Sachs Tollkeeper Fund continued

opportunities or competitive advantage. The Investment Adviser seeks to identify Tollkeeper companies that exhibit many of the following characteristics:

■	Strong brand name
■	Dominant market share
■	Recurring revenue streams
■	Free cash flow generation
■	Long product life cycle
■	Enduring competitive advantage
■	Excellent management

To the Investment Adviser, Tollkeeper connotes a promising growth business. Like a toll collector for a highway or bridge, Tollkeeper companies may grow revenue by increasing “traffic,” or customers and sales, and raising “tolls,” or prices, and margins. The Investment Adviser believes that the characteristics of many Tollkeeper companies, including dominant market share, strong brand name and recurring revenue or the ability to generate free cash flow, should enable them to consistently grow their business. The Investment Adviser does not define companies that are capital intensive, low margin businesses as Tollkeepers (although the Investment Adviser may invest in such companies as part of the Fund’s 20% basket of securities which are not or may not be Tollkeepers).

The Internet is an example of a technology that the Investment Adviser believes will drive growth for many Tollkeeper businesses. The Internet has had, and is expected to continue to have, a significant impact on the global economy, as it changes the way many companies operate. Benefits of the Internet for businesses may include global scalability, acquisition of new clients, new revenue sources and increased efficiencies. Tollkeeper companies adopting Internet technologies to improve their business model include technology, media and service companies.

Because of its focus on technology, media and service companies, the Fund’s investment performance will be closely tied to many factors which affect technology, media and service companies. These factors include intense competition, consumer preferences, problems with product compatibility and government regulation. Tollkeeper securities may experience significant price movements caused by disproportionate investor optimism or pessimism with little or no basis in fundamental economic conditions. The Fund may also invest in a relatively few number of issuers. As a result, the Fund’s NAV is more likely to have greater fluctuations than that of a fund which is more diversified or invests in other industries.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Structured Tax-Managed Equity Fund

FUND FACTS

Objective:	Long-term after-tax growth of capital

Benchmark:	Russell 3000 Index

Investment Focus:	A total market, broadly diversified portfolio of U.S. equity investments

Investment Style:	Tax-managed quantitative focus

Symbol:	GCTIX

INVESTMENT OBJECTIVE

The Fund seeks to provide long-term after-tax growth of capital through tax-sensitive participation in a broadly diversified portfolio of U.S. equity securities.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in equity investments in U.S. issuers, including foreign issuers that are traded in the United States.*

The Fund uses both a variety of quantitative techniques and fundamental research when selecting investments which have the potential to maximize the Fund’s after-tax return, and minimize capital gains and income distributions. The Fund will seek to maintain risk, style, capitalization and industry characteristics similar to the Russell 3000 Index.

Tax-Managed Investing. In managing the Fund, the Investment Adviser balances investment considerations and tax considerations. The Fund seeks to achieve returns

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Structured Tax-Managed Equity Fund continued

primarily in the form of price appreciation (which is not subject to current tax), and may use different strategies in seeking tax-efficiency. These strategies include:

■	Offsetting long-term and short-term capital gains with long-term and short-term capital losses and creating loss carry-forward positions
■	Limiting portfolio turnover that may result in taxable gains
■	Selling tax lots of securities that have a higher tax basis before selling tax lots of securities that have a lower tax basis

In situations where the Fund would otherwise be required to sell portfolio securities to meet shareholder redemption requests (and possibly realizing taxable gains), the Fund may borrow money to make the necessary redemption payments. In addition, Goldman Sachs may, but would not in any instance be required to, make contemporaneous purchases of Fund shares for its own account that would provide the Fund with cash to meet its redemption payment obligations.

When the Fund borrows money, the Investment Adviser intends to hedge the excess market exposure created by borrowing. There is no guarantee such hedging will be completely effective.

The Fund may not achieve its investment objective of providing “after-tax” growth of capital for various reasons. Implementation of tax-managed investment strategies may not materially reduce the amount of taxable income and capital gains distributed by the Fund to shareholders.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

The Fund is not a suitable investment for IRAs, other tax-exempt or tax-deferred accounts or for other investors who are not sensitive to the federal income tax consequences of their investments.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Real Estate Securities Fund

FUND FACTS

Objective:	Total return comprised of long-term growth of capital and dividend income

Benchmark:	Wilshire Real Estate Securities Index

Investment Focus:	REITs and real estate operating companies

Investment Style:	Growth at a discount

Symbol:	GREIX

INVESTMENT OBJECTIVE

The Fund seeks total return comprised of long-term growth of capital and dividend income.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all and at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in issuers that are primarily engaged in or related to the real estate industry.* The Fund expects that a substantial portion of its assets will be invested in REITs and real estate industry companies.

A “real estate industry company” is a company that derives at least 50% of its gross revenues or net profits from the ownership, development, construction, financing, management or sale of commercial, industrial or residential real estate or interests therein.

The Fund’s investment strategy is based on the premise that property market fundamentals are the primary determinant of growth, underlying the success of companies in the real estate industry. The Investment Adviser focuses on

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Real Estate Securities Fund continued

companies that can achieve sustainable growth in cash flow and dividend paying capability. The Investment Adviser attempts to purchase securities so that its underlying portfolio will be diversified geographically and by property type. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 15% of its total assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs. Mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skill, may not be diversified, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax free pass-through of income and failing to maintain their exemptions from investment company registration. REITs whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investment in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

The REIT investments of the Real Estate Securities Fund often do not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission to extend the deadline for issuance of Forms 1099-DIV beyond January 31.

Other. The Fund may invest up to 20% of its total assets in fixed-income investments, such as government, corporate debt and bank obligations, that offer the potential to further the Fund’s investment objective.

Other Investment Practices
and Securities

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences between the Funds in their use of these techniques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual and semi-annual reports. For more information about these and other investment practices and securities, see Appendix A. Each Fund publishes on its website (http://www.gs.com/funds) complete portfolio holdings for the Fund as of the end of each calendar quarter subject to a fifteen calendar-day lag between the date of the information and the date on which the information is disclosed. In addition, the Funds publish on their website month-end top ten holdings subject to a ten calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC. In addition, a description of the Fund’s policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Fund’s Statement of Additional Information (“Additional Statement”).

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;			Structured
limited only by the objectives and strategies	U.S. Equity		Tax-Managed	Real Estate
of the Fund	Dividend and	Tollkeeper	Equity	Securities
— Not permitted	Premium Fund	Fund	Fund	Fund

Investment Practices
Borrowings	33 1/3	33 1/3	33 1/3	33 1/3
Credit, Currency, Index, Interest Rate, Total Return and Mortgage Swaps and Options on Swaps*	—	—	—	15
Cross Hedging of Currencies	—	•	—	•
Custodial Receipts and Trust Certificates	•	•	•	•
Equity Swaps*	15	15	15	15
Foreign Currency Transactions**	—	•	—	•
Futures Contracts and Options on Futures Contracts	•	•	•[3]	•
Interest Rate Caps, Floors and Collars	—	—	•	•
Investment Company Securities (including exchange-traded funds)	10	10	10	10
Mortgage Dollar Rolls	—	—	—	•
Options on Foreign Currencies[1]	—	•	—	•
Options on Securities and Securities Indices[2]	•	•	•	•
Repurchase Agreements	•	•	•	•
Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3
Short Sales Against the Box	—	25	—	25
Unseasoned Companies	•	•	•	•
Warrants and Stock Purchase Rights	•	•	•	•
When-Issued Securities and Forward Commitments	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
**	Limited by the amount each Fund may invest in foreign securities.
[1]	The Tollkeeper and Real Estate Securities Funds may purchase and sell call and put options.
[2]	The Funds may sell covered call and put options and purchase call and put options.
[3]	The U.S. Equity Dividend and Premium Fund and Structured Tax-Managed Equity Fund may enter into futures transactions only with respect to U.S. equity indices.

10 Percent of total assets (excluding securities lending collateral) (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;				Structured
limited only by the objectives and strategies	U.S. Equity			Tax-Managed	Real Estate
of the Fund	Dividend and	Tollkeeper		Equity	Securities
— Not permitted	Premium Fund	Fund		Fund	Fund

Investment Securities
American, European and Global Depositary Receipts	• [4]	•		• [4]	•
Asset-Backed and Mortgage-Backed Securities[5]	—	•		—	•
Bank Obligations[5]	•	•		•	•
Convertible Securities[6]	•	•		•	•
Corporate Debt Obligations[5]	•	•		•	•
Equity Investments	80 +	80	+	80 +	80 +
Emerging Country Securities[7]	—	25		—	15
Fixed Income Securities	20[8]	20		20[8]	20
Foreign Securities[7]	•[9]	25		•[9]	15
Non-Investment Grade Fixed Income Securities	—	20	[10]	—	20 [10]
Real Estate Investment Trusts	•	•		•	•
Stripped Mortgage-Backed Securities[5]	—	—		—	•
Structured Securities*[5]	•	•		•	•
Temporary Investments	35	•		35	•
U.S. Government Securities[5]	•	•		•	•
Yield Curve Options and Inverse Floating Rate Securities	—	—		—	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[4]	The U.S. Equity Dividend and Premium Fund and Structured Tax-Managed Equity Fund do not invest in European Depositary Receipts.
[5]	Limited by the amount the Fund invests in fixed-income securities.
[6]	Convertible securities purchased by the Funds use the same rating criteria for convertible and non-convertible debt securities.
[7]	The Tollkeeper and Real Estate Securities Funds may invest in the aggregate up to 25% and 15%, respectively, of their total assets in foreign securities, including emerging country securities.
[8]	Cash equivalents only.
[9]	Equity securities of foreign issuers must be traded in the United States.
[10]	May be BB or lower by Standard & Poor’s Rating Group (“Standard & Poor’s”) or Ba or lower by Moody’s Investors Service, Inc. (“Moody’s”) or have a comparable rating by another nationally-recognized statistical rating organization at the time of investment.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

Structured
	U.S. Equity	Tollkeeper	Tax-Managed	Real Estate
• Applicable	Dividend and	Fund	Equity	Securities
— Not applicable	Premium Fund		Fund	Fund

Credit/Default	—	—	—	—

Foreign	—	•	—	•

Emerging Countries	—	•	—	—

Industry Concentration	—	•	—	•

Stock	•	•	•	•

Derivatives	•	—	•	—

Interest Rate	—	—	—	•

IPO	—	•	—	•

Management	•	•	•	•

Market	•	•	•	•

Liquidity	•	•	•	•

REIT	—	—	—	•

Investment Style	•	•	•	•

Mid Cap and Small Cap	—	•	•	•
Internet	—	•	—	—
Tax-Managed Investment Risk	•	—	•	—
Option Writing	•	—	—	—

General Risks:

■	Credit/Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund may default on its obligation to pay interest and repay principal.
■	Foreign Risk—The risk that when a Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations.

Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.
■	Emerging Countries Risk—The securities markets of Asian, Latin, Central and South American, Eastern European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.
■	Industry Concentration Risk—The risk that a Fund concentrates its investments in specific industry sectors that have historically experienced substantial price volatility. A Fund is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. Securities of issuers held by a Fund may lack sufficient market liquidity to enable a Fund to sell the securities at an advantageous time or without a substantial drop in price.
■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, structured securities and other derivative instruments. These instruments may be illiquid, difficult to price and leveraged so that small changes may produce disproportionate losses to a Fund.
■	Interest Rate Risk—The risk that when interest rates increase, fixed-income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	IPO Risk—The risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.

PRINCIPAL RISKS OF THE FUNDS

■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors or governments and/or general economic conditions. Price changes may be temporary or last for extended periods.
■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities, small and mid-capitalization stocks, REITs or emerging country issuers will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate. The Goldman Sachs Asset Allocation Portfolios (the “Asset Allocation Portfolios”) expect to invest a significant percentage of their assets in certain of the Funds and other funds for which GSAM or an affiliate now or in the future acts as investment adviser or underwriter. Redemptions by an Asset Allocation Portfolio of its position in a Fund may further increase liquidity risk and may impact a Fund’s net asset value (“NAV”).
■	REIT Risk—Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. REITs whose underlying properties are concentrated in a particular industry or geographic region are also subject to risks affecting such industries and regions. The securities of REITs involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements because of interest rate changes, economic conditions and other factors. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price.
■	Mid Cap and Small Cap Risk—The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of a Fund’s portfolio. Generally, the smaller the company size, the greater these risks.
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Growth companies are often expected by investors to increase their earnings at a certain rate. When these expectations are not met, investors can punish the stocks inordinately even if earnings showed an absolute increase. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.

Other Specific Risks:

■	Internet Risk—The risk that the stock prices of Internet and Internet-related companies and therefore the value of the Tollkeeper Fund will experience significant price movements as a result of intense market volatility, worldwide competition, consumer preferences, product compatibility, product obsolescence, government regulation, excessive investor optimism or pessimism, or other factors. The Tollkeeper Fund may also invest in a relatively few number of issuers. Thus, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments.
■	Tax-Managed Investment Risk—Because the Investment Adviser balances investment considerations and tax considerations, the pre-tax performance of the U.S. Equity Dividend and Premium Fund and Structured Tax-Managed Equity Fund may be lower than the performance of similar Funds that are not tax-managed. This is because the Investment Adviser may choose not to make certain investments that may result in taxable distributions. Even though tax-managed strategies are being used, they may not reduce the amount of taxable income and capital gains distributed by the U.S. Equity Dividend and Premium Fund and Structured Tax-Managed Equity Fund to shareholders. A high percentage of the Fund NAV may consist of unrealized capital gains, which represent a potential future tax liability to shareholders. The Structured Tax-Managed Equity Fund is not a suitable investment for IRAs, other tax-exempt or tax-deferred accounts or for other investors who are not sensitive to the federal income tax consequences of their investments.
■	Option Writing Risk—Writing (selling) call options limits the opportunity to profit from an increase in the market value of stocks in exchange for up-front cash at the time of selling the call option. When the U.S. Equity Dividend and Premium Fund writes (sells) S&P 500 Index or related ETF call options, it receives cash but limits its opportunity to profit from an increase in the market value of the S&P 500 Index or related ETF beyond the exercise price (plus the premium received) of the option.

PRINCIPAL RISKS OF THE FUNDS

In a rising market, the U.S. Equity Dividend and Premium Fund could significantly underperform the market. The Fund’s option strategies may not fully protect it against declines in the value of the market. Cash received from premiums will enhance return in declining markets, but the Fund will continue to bear the risk of a decline in the value of the securities held in its portfolio. The benefit from writing a call option is limited to the amount of premium received. In a period of a sharply falling equity market, the Fund will likely also experience sharp declines in its net asset value.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Institutional Shares from year to year; and (b) how the average annual total returns of a Fund’s Institutional Shares compare to those of broad-based securities market indices. The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced.

The Goldman Sachs U.S. Equity Dividend and Premium Fund commenced operations on August 31, 2005. No performance information regarding the Goldman Sachs U.S. Equity Dividend and Premium Fund is included in this Section because such Fund has less than one calendar year of performance.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Institutional Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Institutional Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Institutional Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Institutional Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historically highest individual federal marginal income tax rates at the time of the distributions and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

FUND PERFORMANCE

Tollkeeper FundSM

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’01 +24.69% Worst Quarter* Q3 ’01 -37.74%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 10/1/99)
Returns Before Taxes	2.36%	-7.21%	-2.83%
Returns After Taxes on Distributions**	2.36%	-7.21%	-2.92%
Returns After Taxes on Distributions and Sale of Fund Shares**	1.54%	-5.98%	-2.41%
NASDAQ Composite Index***	1.37%	-2.24%	-3.44%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The NASDAQ Composite Index is a broad-based capitalization-weighted index of all NASDAQ National Market and Small-Cap stocks. The Index figures do not reflect any deduction for fees, expenses or taxes.

From October 1, 1999 to August 1, 2004, under normal circumstances, the Fund invested at least 80% of its Net Assets in equity investments in “Internet Tollkeeper” companies, which are companies in the media, telecommunications, technology and Internet sectors which provide or permit Internet companies or Internet users access to content, services or infrastructure. Beginning August 1, 2004, the Fund has invested at least 80% of its Net Assets in equity investments in “Tollkeeper” companies which are companies in the technology, media, or service sectors that adopt or use technology to improve their cost structure, revenue opportunities or competitive advantage.

Structured Tax-Managed Equity Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q2 ’03 +14.71% Worst Quarter* Q3 ’02 -15.18%
AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 4/3/00)
Returns Before Taxes	9.25%	3.67%	1.23%
Returns After Taxes on Distributions**	9.19%	3.60%	1.17%
Returns After Taxes on Distributions and Sale of Fund Shares**	6.09%	3.12%	1.03%
Russell 3000 Index***	6.12%	1.58%	-0.76%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The unmanaged Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Real Estate Securities Fund

TOTAL RETURN	CALENDAR YEAR

Best Quarter* Q4 ’04 +17.58% Worst Quarter* Q3 ’02 -11.04%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2005	1 Year	5 Years	Since Inception

Institutional Shares (Inception 7/27/98)
Returns Before Taxes	13.30%	18.77%	15.46%
Returns After Taxes on Distributions**	10.80%	16.43%	13.29%
Returns After Taxes on Distributions and Sale of Fund Shares**	9.25%	15.18%	12.36%
Wilshire Real Estate Securities Index***	14.04%	19.02%	14.34%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rules and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Wilshire Real Estate Securities Index is an unmanaged index of publicly traded REITs and real estate operating companies. The Index figures do not reflect any deduction for fees, expenses or taxes.

Fund Fees and Expenses (Institutional Shares)

This table describes the fees and expenses that you would pay if you buy and hold Institutional Shares of a Fund.

	U.S. Equity		Structured
	Dividend and		Tax-Managed	Real Estate
	Premium	Tollkeeper	Equity	Securities
	Fund	Fund	Fund	Fund

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	None	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Redemption Fees	None	None	None	None
Exchange Fees	None	None	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1]
Management Fees[2]	0.75%	1.00%	0.70%	1.00%
Distribution and Service (12b-1) Fees	None	None	None	None
Other Expenses[3]*	0.57%	0.16%	0.39%	0.13%

Total Fund Operating Expenses*	1.32%	1.16%	1.09%	1.13%

See pages 27-28 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) are as set forth below. The waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

	U.S. Equity		Structured
	Dividend and		Tax-Managed	Real Estate
	Premium	Tollkeeper	Equity	Securities
	Fund	Fund	Fund	Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1,4]
Management Fees[2]	0.75%	1.00%	0.65%	1.00%
Distribution and Service (12b-1) Fees	None	None	None	None
Other Expenses[3]	0.09%	0.10%	0.04%	0.04%

Total Fund Operating Expenses (after expense limitations)	0.84%	1.10%	0.69%	1.04%

FUND FEES AND EXPENSES

[1]	The Tollkeeper and Real Estate Securities Funds’ annual operating expenses are based on actual expenses incurred for the fiscal year ended December 31, 2005. As a result of the voluntary fee reduction discussed below in footnote 2, the Structured Tax-Managed Equity Fund’s “Management Fees” and “Total Fund Operating Expenses” in the Expense Table have been restated to reflect the expenses that are expected for the current fiscal year. The U.S. Equity Dividend and Premium Fund commenced operations in August 2005 and its annual operating expenses have been estimated for the current fiscal year.
[2]	The Investment Adviser has entered into the following fee reduction commitment for the Tollkeeper, Structured Tax Managed Equity and Real Estate Securities Funds which was implemented on a voluntary basis beginning July 1, 2005 and on a contractual basis as of the date of this Prospectus. The rates listed below for the U.S. Equity Dividend and Premium Fund have been contractual since its commencement of operation on August 31, 2005.

	Management Fee	Average Daily
Fund	Annual Rate	Net Assets

U.S. Equity Dividend	0.75%	First $	1 billion
and Premium	0.68%	Next $	1 billion
	0.65%	Over $	2 billion

Tollkeeper	1.00%	First $	1 billion
	0.90%	Next $	1 billion
	0.86%	Over $	2 billion

Structured Tax-Managed	0.70%	First $	1 billion
Equity	0.63%	Next $	1 billion
	0.60%	Over $	2 billion

Real Estate Securities	1.00%	First $	1 billion
	0.90%	Next $	1 billion
	0.86%	Over $	2 billion

Additionally, the Investment Adviser is currently voluntarily waiving a portion of its Management fee equal to 0.05% based on the average daily net assets of the Structured Tax-Managed Equity Fund. As a result, the Investment Adviser is currently receiving a Management fee from the Fund at the annual rate of 0.65%. Prior to the fee reduction commitment, the Funds’ Management fees for the Tollkeeper, Structured Tax-Managed Equity and Real Estate Securities Funds were 1.00%, 0.70% and 1.00%, respectively. Effective April 29, 2005, the Investment Adviser reduced the contractual Management fee for the Structured Tax-Managed Equity Fund from 0.75% of the Fund’s average daily net assets to the annual rate of 0.70%. Prior to April 29, 2005, the Investment Adviser had voluntarily waived a portion of its Management fee for the Structured Tax-Managed Equity Fund equal to 0.05% of the Fund’s average daily net assets.
[3]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.04% of the average daily net assets of each Fund’s Institutional Shares plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, transfer agency fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive

Fund Fees and Expenses continued

of any expense offset arrangements) to the following percentages of each Fund’s average daily net assets:

Other
Fund	Expenses

U.S. Equity Dividend and Premium	0.054%
Tollkeeper	0.064%
Structured Tax-Managed Equity	0.004%
Real Estate Securities	0.004%

[4]	The Structured Tax-Managed Equity Fund’s “Management Fees,” “Other Expenses” and “Total Fund Operating Expenses,” have been restated to reflect the fee waivers and expense limitations currently in effect.

FUND FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Institutional Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

U.S. Equity Dividend and Premium	$134	$418	N/A	N/A

Tollkeeper	$118	$368	$638	$1,409

Structured Tax-Managed Equity	$111	$347	$601	$1,329

Real Estate Securities	$115	$359	$622	$1,375

Institutions that invest in Institutional Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact your institution for information regarding such charges. Such fees, if any, may affect the return such customers realize with respect to their investments.

Certain institutions that invest in Institutional Shares on behalf of their customers may receive other compensation in connection with the sale and distribution of Institutional Shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Shareholder Guide” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISER

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	U.S. Equity Dividend and Premium Tollkeeper Structured Tax-Managed Equity Real Estate Securities

GSAM, 32 Old Slip, New York, New York 10005, has been registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) since 1990 and is an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”). As of December 31, 2005, GSAM had assets under management of $496.1 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds
■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

SERVICE PROVIDERS

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

			Actual Rate
			For the Fiscal
		Average Daily	Year Ended
	Contractual Rate*	Net Assets	December 31, 2005

U.S. Equity Dividend	0.75%	First $1 billion	0.75%
and Premium	0.68%	Next $1 billion
	0.65%	Over $2 billion

Tollkeeper	1.00%	First $1 billion	1.00%
	0.90%	Next $1 billion
	0.86%	Over $2 billion

Structured Tax-	0.70%	First $1 billion	0.70%
Managed Equity	0.63%	Next $1 billion
	0.60%	Over $2 billion

Real Estate Securities	1.00%	First $1 billion	1.00%
	0.90%	Next $1 billion
	0.86%	Over $2 billion

*	The Investment Adviser has entered into the foregoing fee reduction commitment for the Funds which was implemented on a voluntary basis beginning July 1, 2005 and on a contractual basis as of the date of this Prospectus. The rates listed for the U.S. Equity Dividend and Premium Fund have been contractual since the commencement of operations in August 2005. Additionally, the Investment Adviser is currently voluntarily waiving a portion of its management fee equal to 0.05% based on the average daily net assets of the Structured Tax-Managed Equity Fund. As a result, the Investment Adviser is currently receiving a management fee from the Fund at the annual rate of 0.65%. Prior to the fee reduction commitment, the Funds’ Management fees for the Tollkeeper, Structured Tax-Managed Equity and Real Estate Securities Funds were 1.00%, 0.70% and 1.00%, respectively. Effective April 29, 2005 the Investment Adviser reduced the contractual management fee for the Structured Tax-Managed Equity Fund from 0.75% of the Fund’s average daily net assets to the annual rate of 0.70%. Prior to April 29, 2005, the Investment Adviser had voluntarily waived a portion of its management fee for the Structured Tax-Managed Equity Fund equal to 0.05% of the Fund’s average daily net assets.

The difference, if any, between the stated fees and the actual fees paid by the Fund reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreement in 2005 for the U.S. Equity Dividend and Premium Fund is available in the Fund’s annual report dated December 31, 2005 and for the

Tollkeeper, Structured Tax-Managed Equity and Real Estate Securities Funds is available in the Funds’ semi-annual report dated June 30, 2005.

FUND MANAGERS

Growth Investment Team

■	25 years consistent investment style applied through diverse and complete market cycles
■	$27 billion in equities currently under management
■	A portfolio management and analytical team with nearly 270 years combined investment experience

______________________________________________________________________________________________________________

Growth Investment Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Steven M. Barry Managing Director Chief Investment Officer	Senior Portfolio Manager— Tollkeeper	Since 1999	Mr. Barry joined the Investment Adviser as a portfolio manager in 1999. From 1988 to 1999, he was a portfolio manager at Alliance Capital Management.

Gregory H. Ekizian, CFA Managing Director Chief Investment Officer	Senior Portfolio Manager— Tollkeeper	Since 1999	Mr. Ekizian joined the Investment Adviser in 1997 when Goldman Sachs Asset Management acquired Liberty Investment Management. He was a senior portfolio manager at Liberty prior to the acquisition. He joined Liberty’s predecessor firm Eagle Asset Management in 1990.

David G. Shell, CFA Managing Director Chief Investment Officer	Senior Portfolio Manager— Tollkeeper	Since 1999	Mr. Shell joined the Investment Adviser as a portfolio manager in 1997 when Goldman Sachs Asset Management acquired Liberty Investment Management. He was a senior portfolio manager at Liberty prior to the acquisition. He joined Liberty’s predecessor firm Eagle Asset Management in 1987.

Steve Barry, Dave Shell and Greg Ekizian are Chief Investment Officers (“CIOs”) of the Growth team. Every member of the team of 22 discusses his/her research analysis and recommendations with the whole team at investment strategy meetings. The entire team discusses and debates whether the business being presented meets the Growth team’s definition of a high-quality growth business and the attractiveness of the current valuation. The team reaches a consensus on whether a business is worthy of a position in the portfolio. The CIOs are accountable for all portfolio construction decisions and determine the appropriate

SERVICE PROVIDERS

weight for each investment. For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers ownership of securities in the Funds, see the Additional Statement.

Quantitative Equity Team

■	A stable and growing team supported by an extensive internal staff
■	More than $80 billion in equities currently under management including $48 billion in U.S. equities

______________________________________________________________________________________________________________

Quantitative Equity Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Robert C. Jones Chief Investment Officer Managing Director	Portfolio Manager— U.S. Equity Dividend and Premium Structured Tax-Managed Equity	Since 2005 2005	Mr. Jones joined the Investment Adviser as a portfolio manager in 1989.

Don Mulvihill Managing Director	Senior Portfolio Manager— U.S. Equity Dividend and Premium Structured Tax-Managed Equity	Since 2005 1999	Mr. Mulvihill joined the Investment Adviser in 1985 as a portfolio manager. In 1991 he joined the Fixed Income team in London as a portfolio manager, and in 1992 he became President of Goldman Sachs Asset Management, Japan. Mr. Mulvihill joined the Quantitative Equity team in 1999.

Robert C. Jones, CFA, is a Managing Director and Chair of the QE Investment Policy Committee, which oversees portfolio management process. He currently serves as the Chief Investment Officer for QE Strategies. Don Mulvihill is the Senior Portfolio Manager responsible for taxable portfolios, and is responsible for the Funds’ portfolio management process, including setting research priorities and client contact. The computer optimizer constructs the portfolio based on the team’s models and design and no one person on the team has a subjective override of the computer optimizer process, except in very specific limited cases.

Real Estate Securities Team
The Real Estate Securities portfolio management team includes individuals with backgrounds in:

■	Fundamental real estate acquisition, development and operations
■	Real estate capital markets
■	Mergers and acquisitions
■	Asset management

Real Estate Securities Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Mark Howard-Johnson, CFA Managing Director	Senior Portfolio Manager— Real Estate Securities	Since 1998	Mr. Howard-Johnson joined the Investment Adviser as a portfolio manager in 1998. His previous experience includes 15 years in the real estate finance business.

David Kruth, CFA Vice President	Senior Portfolio Manager Real Estate Securities	Since 2005	Mr. Kruth joined the Investment Adviser as a portfolio manager in 2005. His previous experience includes approximately 18 years in the real estate investment field, most recently managing real estate securities funds at Citigroup (June 2004- May 2005) and AllianceBernstein (June 1998- June 2004).

Mark Howard-Johnson and David Kruth are responsible for the day-to-day investment decisions and final buy/sell decisions of the Fund. However, all investment decisions involve discussion with personnel from the Investment Adviser’s real estate securities group.

The Additional Statement provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Funds.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 71 S. Wacker Dr., Suite 500, Chicago, Illinois, 60606, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a

SERVICE PROVIDERS

Fund’s investment activities. Goldman Sachs is a full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which the Funds directly and indirectly invest. Thus, it is likely that the Funds will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates and other accounts managed by Goldman Sachs, and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. Furthermore, transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact the Funds. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Funds. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial service firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Funds, and may also perform or seek to perform investment banking and financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Funds or who engage in transactions with or for the Funds. For more information about conflicts of interest, see the Additional Statement.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for the loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “Trust”), and John Doe Defendants. In addition, certain of the Goldman Sachs Funds included in this Prospectus and certain other investment portfolios of the Trust were named as nominal defendants. On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman, Sachs & Co., Goldman Sachs Variable Insurance Trust (“GSVIT”), the Trustees and Officers of the Trust and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the Trust and GSVIT (collectively, the “Goldman Sachs Funds”) were also named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005.

The second amended consolidated complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Investment Company Act of 1940 (the “Investment Company Act”) and the Investment Advisers Act of 1940, (ii) common law breaches of fiduciary duty, and (iii) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and

SERVICE PROVIDERS

reports filed pursuant to the Investment Company Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI. The complaint also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; rescission of GSAM’s and GSAMI’s investment advisory agreement and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees. On January 13, 2006, all claims against the Defendants were dismissed by the U.S. District Court. On February 22, 2006, the plaintiffs appealed this decision.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

Dividends

Each Fund pays dividends from its investment income and distributions from net realized capital gains (although the Structured Tax-Managed Equity Fund attempts to minimize capital gains and income distributions in seeking its investment objective). You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply for certain Goldman Sachs Institutional Liquid Assets Portfolios (“ILA Portfolios”). See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Fund.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from net investment income and distributions from net capital gains are declared and paid as follows:

	Investment	Capital Gains
Fund	Income Dividends	Distributions

U.S. Equity Dividend and Premium	Quarterly	Annually

Tollkeeper	Annually	Annually

Structured Tax-Managed Equity	Annually	Annually

Real Estate Securities	Quarterly	Annually

From time to time a portion of a Fund’s dividends may constitute a return of capital.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed income or undistributed realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ Institutional Shares.

HOW TO BUY SHARES

How Can I Purchase Institutional Shares Of The Funds?

You may purchase Institutional Shares on any business day at their NAV next determined after receipt of an order. No sales load is charged. You should either:

■	Place an order with Goldman Sachs at 1-800-621-2550 and wire federal funds to The Northern Trust Company (“Northern”), as subcustodian for State Street Bank and Trust Company (“State Street”) (the Funds’ custodian), on the next business day; or
■	Send a check or Federal Reserve draft payable to Goldman Sachs Funds— (Name of Fund and Class of Shares), P.O. Box 06050, Chicago, IL 60606-6306. The Fund will not accept a check drawn on foreign banks, third party checks, cashier’s checks or official checks, temporary checks, electronic checks, drawer checks, cash, money orders, travelers’ cheques or credit card checks. In limited situations involving the transfer of retirement assets, the Funds may accept cashier’s checks or official bank checks.

In order to make an initial investment in a Fund, you must furnish to the Fund or Goldman Sachs the Account Application. Purchases of Institutional Shares must be settled within three business days of receipt of a complete purchase order.

How Do I Purchase Shares Through A Financial Institution?
Certain institutions (including banks, trust companies, brokers and investment advisers) that provide recordkeeping, reporting and processing services to their customers may be authorized to accept, on behalf of the Trust, purchase, redemption and exchange orders placed by or on behalf of their customers, and may designate other intermediaries to accept such orders, if approved by the Trust. In these cases:

■	A Fund will be deemed to have received an order in proper form when the order is accepted by the authorized institution or intermediary on a business day, and the order will be priced at the Fund’s NAV next determined after such acceptance.
■	Authorized institutions or intermediaries will be responsible for transmitting accepted orders and payments to the Trust within the time period agreed upon by them.

You should contact your institution or intermediary to learn whether it is authorized to accept orders for the Trust. These institutions may receive payments from the Funds or Goldman Sachs for the services provided by them with respect to the Funds’ Institutional Shares. These payments may be in addition to other payments borne by the Funds.

The Investment Adviser, Distributor and/or their affiliates may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the sale, distribution and/ or servicing of shares of the Funds and other Goldman Sachs Funds. These payments are made out of the Investment Adviser’s, Distributor’s and/ or their affiliates’ own assets, and are not an additional charge to the Funds. Such payments are intended to compensate Intermediaries for, among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/ or promotions. The additional payments by the Investment Adviser, Distributor and/ or their affiliates may also compensate Intermediaries for subaccounting, administrative and/ or shareholder processing services that are in addition to the fees paid for these services by the Funds. The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

The payments made by the Investment Adviser, Distributor and/or their affiliates may be different for different Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend Funds based, at least in part, on the level of compensation paid. You should contact your authorized dealer or other Intermediary for more information about the payments it receives and any potential conflicts of interest.

In addition to Institutional Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses

SHAREHOLDER GUIDE

(which affect performance), have different minimum investment requirements and are entitled to different services than Institutional Shares. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

What Is My Minimum Investment In The Funds?

Type of Investor	Minimum Investment

■ Banks, trust companies or other depository institutions investing for their own account or on behalf of clients	$1,000,000 in Institutional Shares of a Fund alone or in combination with other assets under the management of GSAM and its affiliates
■ Section 401(k), profit sharing, money purchase
    pension, tax-sheltered annuity, defined benefit
    pension, or other employee benefit plans that are
    sponsored by one or more employers (including
    governmental or church employers) or
employee organizations
■ State, county, city or any instrumentality, department, authority or agency thereof
■ Corporations with at least $100 million in assets or in outstanding publicly traded securities
■ “Wrap” account sponsors (provided they have an agreement covering the arrangement with GSAM)
■ Registered investment advisers investing for accounts for which they receive asset-based fees
■ Qualified non-profit organizations, charitable trusts, foundations and endowments

■ Individual investors	$10,000,000
■ Accounts over which GSAM or its advisory affiliates have investment discretion

■ Individual Retirement Accounts (IRAs) for which GSAM or its advisory affiliates act as fiduciary	No minimum

The minimum investment requirement may be waived for current and former officers, partners, directors or employees of Goldman Sachs or any of its affiliates; brokerage or advisory clients of Goldman Sachs Private Wealth Management; certain mutual fund “wrap” programs; and for other investors at the discretion of the Trust’s officers. No minimum amount is required for subsequent investments.

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Modify or waive the minimum investment amounts.
■	Reject or restrict any purchase or exchange order by a particular purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of Institutional Shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.

Generally, the Funds will not allow non-U.S. citizens and certain U.S. citizens residing outside the United States to open an account directly with the Funds.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), Social Security Number or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to: (i) place limits on transactions in any account until the identity of the investor is verified; (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

SHAREHOLDER GUIDE

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange Institutional Shares is the Fund’s next determined NAV for a share class. The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations or if market quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined in good faith under procedures established by the Trustees.

For Funds that invest a significant portion of assets in foreign equity securities, “fair value” prices are provided by an independent fair value service. Fair value prices are used because many foreign markets operate at times that do not coincide with those of the major U.S. markets. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. If the independent fair value service does not provide a fair value for a particular security or if the value does not meet the established criteria for the Funds, the most recent closing price for such a security on its principal exchange will generally be its fair value on such date.

In addition, the Investment Adviser, consistent with applicable regulatory guidance, may determine to make an adjustment to the previous closing prices of either domestic or foreign securities in light of significant events, to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events that could affect a large number of securities in a particular market may include, but are not limited to: situations relating to one or more single issuers in a market sector; significant fluctuations in foreign markets; market disruptions or market closings; governmental actions or other developments; as well as the same or similar events which may affect specific issuers or the securities markets even though not tied directly to the securities markets. Other significant events that could relate to a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; corporate announcements on earnings; significant litigation; and regulatory news such as governmental approvals.

One effect of using an independent fair value service and fair valuation may be to reduce stale pricing arbitrage opportunities presented by the pricing of Fund shares.

However, it involves the risk that the values used by the Funds to price their investments may be different from those used by other investment companies and investors to price the same investments.

Investments in other registered mutual funds (if any) are valued based on the NAV of those mutual funds (which may use fair value pricing as discussed in their prospectuses).

■	NAV per share of each class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form.
■	The Trust reserves the right to reprocess purchase (including dividend re-investments), redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV as adjusted.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-621-2550.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, the NAV of a Fund that holds foreign securities may be impacted on days when investors may not purchase or redeem Fund shares.

SHAREHOLDER GUIDE

HOW TO SELL SHARES

How Can I Sell Institutional Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its Institutional Shares upon request on any business day at their NAV next determined after receipt of such request in proper form. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a Medallion Signature Guarantee (See details below)
■ Mail your request to: Goldman Sachs Funds P.O. Box 06050 Chicago, IL 60606-6306

By Telephone:	If you have elected the telephone redemption privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application with a Medallion signature guarantee. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.

Certain institutions and intermediaries are authorized to accept redemption requests on behalf of the Funds as described under “How Do I Purchase Shares Through A Financial Institution?”

When Do I Need A Medallion Signature To Redeem Shares?
A Medallion signature guarantee may be required if:

■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change your current bank designations.

A Medallion signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee

Program or that is otherwise approved by the Trust. A notary public cannot provide a Medallion signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application with a Medallion signature guarantee. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.
■	For the 30-day period following a change of address, telephone redemptions will only be filled by a wire transfer to the bank account designated in the Account Application (see immediately preceding bullet point). In order to receive the redemption by check during this time period, the redemption request must be a written, Medallion signature guaranteed letter.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds but may be paid up to three business days following receipt of a properly executed wire transfer redemption request.
■	Although redemption proceeds will normally be wired as described above, under certain circumstances, redemption requests or payments may be postponed or suspended as permitted pursuant to Section 22(e) of the Investment Company Act. Generally, under that section, redemption requests or payments may be

SHAREHOLDER GUIDE

postponed or suspended if (i) the New York Stock Exchange is closed for trading or trading is restricted; (ii) an emergency exists which makes the disposal of securities owned by a Fund or the fair determination of the value of a Fund’s net assets not reasonably practicable; or (iii) the SEC by order permits the suspension of the right of redemption.
■	If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application, you must send written instructions signed by an authorized person designated on the Account Application with a Medallion signature guarantee, to the Transfer Agent.
■	Neither the Trust, Goldman Sachs nor any other institution assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect in writing to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem your shares in the event an Institution’s relationship with Goldman Sachs is terminated and you do not transfer your account to another Institution with a relationship with Goldman Sachs. The Trust will not be responsible for any loss in an investor’s account resulting from a redemption.
■	Subject to applicable law, redeem your shares in other circumstances determined by the Board of Trustees to be in the best interest of the Trust.

■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. In addition, that distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional Institutional Shares of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Exchange My Investment From One Fund To Another?
You may exchange Institutional Shares of a Fund at NAV for Institutional Shares of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Name(s) and signature(s)
■ Account number
■ The Fund names and Class of Shares
■ The dollar amount to be exchanged
■ Mail the request to: Goldman Sachs Funds P.O. Box 06050 Chicago, IL 60606-6306

By Telephone:	If you have elected the telephone exchange privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Goldman Sachs Fund you are acquiring before making an exchange.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund or the entire balance of the original Fund account should be exchanged. This requirement may be waived at the discretion of the Trust.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.

SHAREHOLDER GUIDE

■	Goldman Sachs may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Exchanges into Goldman Sachs Funds that are closed to new investors may be restricted.
■	Exchanges into a Fund from another Goldman Sachs Fund may be subject to any redemption fee imposed by the other Goldman Sachs Fund.

For federal income tax purposes, an exchange from one Goldman Sachs Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

What Types of Reports Will I Be Sent Regarding Investments In Institutional Shares?
You will be provided with a printed confirmation of each transaction in your account and a monthly statement. If your account is held in a “street name” you may receive your statements and confirmations on a different schedule.

You will also receive an annual shareholder report containing audited financial statements and a semi-annual shareholder report. If you have consented to the delivery of a single copy of shareholder reports, prospectuses and other information to all shareholders who share the same mailing address with your account, you may revoke your consent at any time by contacting Goldman Sachs Funds by phone at 1-800-621-2550 or by mail at Goldman Sachs Funds, P.O. Box 06050, Chicago, IL 60606-6306. The Funds will begin sending individual copies to you within 30 days after receipt of your revocation.

In addition, Institutions and other financial intermediaries will be responsible for providing any communications from a Fund to its shareholders, including but not limited to prospectuses, prospectus supplements, proxy materials and notices regarding the sources of dividend payments pursuant to Section 19 of the Investment Company Act.

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

Policies and Procedures on Excessive Trading Practices. In accordance with the policy adopted by the Board of Trustees, the Trust discourages frequent purchases and redemption of Fund shares and does not permit market timing or other excessive trading practices. Purchases and exchanges should be made with a view to longer-term investment purposes only that are consistent with the investment policies and practices of the respective Funds. Excessive, short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Fund performance and result in dilution in the value of Fund shares held by long-term shareholders. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust and its shareholders (or Goldman Sachs), the Trust (or Goldman Sachs) will exercise this right if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together to the extent they can be identified. No waivers of the provisions of the policy established to detect and deter market timing and other excessive trading activity are permitted that would harm the Trust or its shareholders or would subordinate the interests of the Trust or its shareholders to those of Goldman Sachs or any affiliated person or associated person of Goldman Sachs.

To deter excessive shareholder trading, the International Equity Funds and certain Fixed Income Funds (which are offered in separate prospectuses) impose a redemption fee on redemptions made within 30 calendar days of purchase subject to certain exceptions. For more information about these Funds, obtain a prospectus from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

Pursuant to the policy adopted by the Board of Trustees, Goldman Sachs has developed criteria that it uses to identify trading activity that may be excessive. Goldman Sachs reviews on a regular, periodic basis available information relating to the trading activity in the Funds in order to assess the likelihood that a Fund may be the target of excessive trading. As part of its excessive trading surveillance process, Goldman Sachs, on a periodic basis, examines transactions that exceed certain monetary thresholds or numerical limits within a period of time. Consistent with the standards described above, if, in its judgment, Goldman Sachs detects excessive, short term trading, Goldman Sachs is authorized to reject or restrict a purchase or exchange request and may further seek to close an investor’s account with a Fund. Goldman Sachs may modify its surveillance procedures and criteria from time to time without prior notice regarding the detection of excessive trading or to address specific circumstances. Goldman Sachs will apply the criteria in a manner that, in Goldman Sachs’ judgment, will be uniform.

Fund shares may be held through omnibus arrangements maintained by intermediaries such as broker-dealers, investment advisers, transfer agents, administrators and insurance companies. In addition, Fund shares may be held in

SHAREHOLDER GUIDE

omnibus 401(k) plans, retirement plans and other group accounts. Omnibus accounts include multiple investors and such accounts typically provide the Funds with a net purchase or redemption request on any given day where the purchases and redemptions of Fund shares by the investors are netted against one another. The identity of individual investors whose purchase and redemption orders are aggregated are not known by the Funds. A number of these financial intermediaries may not have the capability or may not be willing to apply the Funds’ market timing policies or any applicable redemption fee. While Goldman Sachs may monitor share turnover at the omnibus account level, a Fund’s ability to monitor and detect market timing by shareholders or apply any applicable redemption fee in these omnibus accounts is limited. The netting effect makes it more difficult to identify, locate and eliminate market timing activities. In addition, those investors who engage in market timing and other excessive trading activities may employ a variety of techniques to avoid detection. There can be no assurance that the Funds and Goldman Sachs will be able to identify all those who trade excessively or employ a market timing strategy, and curtail their trading in every instance.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is through an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions and the sale of your Fund shares.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Funds are generally subject to federal income tax, and may also be subject to state or local taxes (although the Structured Tax-Managed Equity Fund attempts to minimize capital gains and income distributions in seeking its investment objective). This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. For federal tax purposes, the Funds’ distributions attributable to net investment income and short-term capital gains are taxable to you as ordinary income. Any long-term capital gain distributions are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

The U.S. Equity Dividend and Premium Fund’s accrued income or loss each year from writing S&P 500 Index call options (including unrealized gain or loss on any open positions) will, generally, under special mark-to-market tax rules applicable to those transactions, be treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss; this will, in turn, affect the amount and character of the Fund’s distributions to you under the rules described in the preceding sentence.

Under current provisions of the Internal Revenue Code (the “Code”), the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is 15%. Fund distributions to noncorporate shareholders attributable to dividends received by the Funds from U.S. and certain qualified foreign corporations will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. For these lower rates to apply, the non-corporate shareholder must own the relevant Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund’s ex-dividend date. The amount of a Fund’s distributions that would otherwise qualify for this

TAXATION

favorable tax treatment will be reduced as a result of a Fund’s securities lending activities or by a high portfolio turnover rate.

A sunset provision provides that the 15% long-term capital gain rate will increase to 20% and the taxation of dividends at the long-term capital gain rate will end for taxable years beginning after December 31, 2008.

Because of the U.S. Equity Dividend and Premium Fund’s practice of writing S&P 500 Index or related ETF call options, the possibility exists that an overlap between the Fund’s equity investments and the components of the S&P 500 Index, if substantial enough, might cause a deferral of the Fund’s recognition of losses for tax purposes or a reduction in the amount of the Fund’s distributions that qualify for the favorable tax rate applicable to dividends. The Fund intends to manage its investments in a manner designed to avoid these adverse tax results to the extent reasonably practicable, but there is no assurance that the Fund will accomplish this objective at all times.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. A percentage of the Funds’ dividends paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund’s securities lending activities or by a high portfolio turnover rate. Character and tax status of all distributions will be available to shareholders after the close of each calendar year. The REIT investments of the Real Estate Securities Fund often do not provide complete tax information to the Fund until after the calendar year. Consequently, because of the delay, it may be necessary for the Fund to request permission to extend the deadline for issuance of Forms 1099-DIV beyond January 31.

Each Fund may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, the Funds may deduct these taxes in computing their taxable income.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying into a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

OTHER INFORMATION

When you open your account, you should provide your Social Security Number or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax. However, withholding is generally not required on properly designated distributions of short-term capital gains and qualified interest income paid to non-U.S. investors after November 1, 2005 and before October 31, 2008. Although this designation will be made for short-term capital gain distributions, the Funds do not anticipate making any qualified interest income designations. Therefore, all distributions of interest income will be subject to withholding when paid to non-U.S. investors.

Investments in the Structured Tax-Managed Equity Fund are subject to the tax risks described previously under “Principal Risks of the Funds.”

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with equity investments. “Equity investments” may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments that have economic characteristics similar to equity securities. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. In recent years, certain stock markets have experienced substantial price volatility.

To the extent that a Fund invests in fixed-income securities, that Fund will also be subject to the risks associated with its fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage-related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in mortgage-backed securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities such as securities backed by car loans.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Risks of Writing S&P 500 Index and Related ETF Call Options. When the U.S. Equity Dividend and Premium Fund writes (sells) S&P 500 Index or related ETF call options, it foregoes the opportunity to benefit from an increase in the value of the Index or related ETF above the exercise price (plus the premium received) of the option, but it continues to bear the risk of a decline in the value of the Index or related ETF. As the seller of the S&P 500 Index or related EFT call options, the U.S. Equity Dividend and Premium Fund receives cash (the “premium”) from the purchaser. Depending upon the type of call option, the purchaser of an index or related ETF call option either (i) has the right to any appreciation in the value of the index or related ETF over a fixed price (the “exercise price”) on a certain date in the future (the “expiration date”) or (ii) has the right to any appreciation in the value of the index or related ETF over the exercise price at any time prior to the expiration of the option. If the purchaser does not exercise the option, the Fund retains the premium. If the purchaser exercises the option, the Fund pays the purchaser the difference between the price of the index or related ETF and the exercise price of the option. The premium, the exercise price and the market value of the index or related ETF determine the gain

APPENDIX A

or loss realized by the Fund as the seller of the index or related ETF call option. The U.S. Equity Dividend and Premium Fund can also repurchase the call option prior to the expiration date, ending its obligation. In this case, the cost of entering into closing purchase transactions will determine the gain or loss realized by the Fund.

There is no assurance that a liquid market will be available at all times for the U.S. Equity Dividend and Premium Fund to write call options or to enter into closing purchase transactions. In addition, the premiums the Fund receives for writing call options may decrease as a result of a number of factors, including a reduction in interest rates generally, a decline in stock market volumes or a decrease in the price volatility of the underlying securities. For more information see “Portfolio Securities and Techniques— Options on Securities, Securities Indices and Foreign Currencies.”

Risks of Investing in Internet and Internet-Related Companies. The Tollkeeper Fund may invest in Internet and Internet-related companies. Internet and Internet-related companies are generally subject to a rate of change in technology which is higher than other industries and often requires extensive and sustained investment in research and development. As a result, Internet and Internet-related companies are exposed to the risk of rapid product obsolescence. Changes in governmental policies, such as telephone and cable regulations and anti-trust enforcement, and the need for regulatory approvals may have an adverse effect on the products, services and securities of Internet and Internet-related companies. Internet and Internet-related companies may also produce or use products or services that prove commercially unsuccessful. In addition, intense worldwide competitive pressures and changing demand, evolving industry standards, challenges in achieving product capability, loss of patent protection or proprietary rights, reduction or interruption in the supply of key components, changes in strategic alliances, frequent mergers or acquisitions or other factors can have a significant effect on the financial conditions of companies in these industries. Competitive pressures in the Internet and Internet-related industries may affect negatively the financial condition of Internet and Internet-related companies. Internet and Internet-related companies are also subject to the risk of service disruptions and the risk of losses arising out of litigation related to these disruptions. In certain instances, Internet and Internet-related securities may experience significant price movements caused by disproportionate investor optimism or pessimism with little or no basis in fundamental economic conditions. As a result of these and other reasons, investments in the Internet and Internet-related industry can experience sudden and rapid appreciation and depreciation.

Risks of Initial Public Offerings. The Tollkeeper and Real Estate Securities Funds may invest in IPOs. An IPO is a company’s first offering of stock to the public. IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance. Because of the price volatility of IPO shares, a Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. By selling IPO shares, the Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. There is no assurance that a Fund will be able to obtain allocable portions of IPO shares. The limited number of shares available for trading in some IPOs may make it more difficult for a Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Investors in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

Risks of Investing in Small Capitalization and Mid-Capitalization Companies and REITs. The Funds may, to the extent consistent with their respective investment policies, invest in small and mid-capitalization companies and REITs. Investments in small and mid-capitalization companies and REITs involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies and REITs may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small and mid-capitalization companies and REITs include

APPENDIX A

“unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small and mid-capitalization companies and REITs may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. The Funds may make foreign investments, although the U.S. Equity Dividend and Premium Fund and Structured Tax-Managed Equity Fund may only invest in foreign issuers that are traded in the United States. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Concentration of a Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if a Fund’s assets were not geographically concentrated.

Investment in sovereign debt obligations by a Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). Certain Funds may also invest in European Depositary Receipts (“EDRs”) or other similar instruments representing securities of foreign issuers. ADRs, GDRs and EDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. GDRs may be traded in either the United States or in foreign markets. EDRs are traded primarily outside the United States. Prices of ADRs are

APPENDIX A

quoted in U.S. dollars. EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. In addition, Cyprus, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia became members of the EMU on May 1, 2004, but these countries will not adopt the euro as their new currency until they can show that their economies have converged with the economies of the euro zone.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. In May and June 2005, voters in France and the Netherlands rejected ratification of the EU Constitution causing some other countries to postpone moves toward ratification. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries. Certain Funds may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, the Middle East, Eastern Europe, Latin and

South America and Africa. A Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of a Fund, the Investment Adviser, its affiliates and their respective clients and other service providers. A Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by a Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), a Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and

APPENDIX A

ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an example, in the past, some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

A Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve a Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for a Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by a Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make a Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). A Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

A Fund’s use of foreign currency management techniques in emerging countries may be limited. The Investment Adviser anticipates that a significant portion of the Funds’ currency exposure in emerging countries may not be covered by these techniques.

Risks of Derivative Investments. A Fund’s transactions, if any, in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, the failure of the counterparty to perform its contractual obligations, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates, currency prices or credit events. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its

APPENDIX A

agencies, instrumentalities and sponsored enterprises), foreign government, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), or Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. A security satisfies the Fund’s minimum rating requirement regardless of its relative ranking (for example, plus or minus) within a designated major rating category (for example, BBB or Baa). If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider which action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Certain Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. government securities
■	Commercial paper rated at least A-2 by Standard & Poor’s; P-2 by Moody’s or having a comparable rating by another NRSRO
■	Certificates of deposit
■	Bankers’ acceptances

■	Repurchase agreements
■	Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investment objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objective and policies. Further information is provided in the Additional Statement, which is available upon request.

Convertible Securities. Each Fund may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Foreign Currency Transactions. Certain Funds may, to the extent consistent with its investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Funds may enter into foreign currency transactions to seek a closer correlation between the Fund’s overall currency exposures and the

APPENDIX A

currency exposures of the Fund’s performance benchmark. Certain Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Some Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g. the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities. Each Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

REITs. Each Fund may invest in REITs. REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period.

A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. A Fund may also, to the extent consistent with their investment policies, purchase and sell (write) put and call options on foreign currencies.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a

APPENDIX A

specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. The Funds may engage in futures transactions on both U.S. and foreign exchanges (except that the U.S. Equity Dividend and Premium Fund and Structured Tax-Managed Equity Fund may only engage in futures transactions with respect to U.S. equity indices).

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selections and duration in accordance with its investment objective and policies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and therefore is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.
■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

Equity Swaps. Each Fund may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with

APPENDIX A

delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loan continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Short Sales Against-the-Box. Certain Funds may make short sales against-the-box. A short sale against-the-box means that at all times when a short position is open the Fund will own an equal amount of securities sold short, or securities convertible into or exchangeable for, without payment of any further consideration, an equal amount of the securities of the same issuer as the securities sold short.

Preferred Stock, Warrants and Rights. Each Fund may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies. Each Fund may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iShares™, as defined below) subject to statutory limitations prescribed by the Investment Company Act. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Exchange-traded funds such as SPDRs and iShares™ are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard & Poor’s Depositary ReceiptsTM. The Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on an exchange that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on an

APPENDIX A

exchange and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on an exchange. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the exchange necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares should occur in the future, the liquidity and value of a Fund’s shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Each Fund may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. Each Fund may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.).

Bank Obligations. Each Fund may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (i) the full faith and credit of the U.S. Treasury; (ii) the right of the issuer to borrow from the U.S. Treasury; (iii) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (iv) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently. U.S. Government Securities may also include Treasury inflation-protected securities which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities. Certain Funds may invest in mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-backed securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity. Privately issued mortgage-backed securities are normally structured with one or more types of “credit enhancement.” However, these mortgage-backed securities typically do not have the same credit standing as U.S. government guaranteed mortgage-backed securities.

Mortgage-backed securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage

APPENDIX A

Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Sometimes, however, CMO classes are “parallel pay,” i.e., payments of principal are made to two or more classes concurrently. In some cases, CMOs may have the characteristics of a stripped mortgage-backed security whose price can be highly volatile. CMOs may exhibit more or less price volatility and interest rate risk than other types of mortgage-related obligations, and under certain interest rate and payment scenarios, a Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.

Mortgaged-backed securities also include stripped mortgage-backed securities (“SMBS”), which are derivative multiple class mortgage-backed securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities. Certain Funds may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Asset-backed securities present credit risks that are not presented by mortgage-backed securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, a Fund will be unable to possess and sell the underlying collateral and that a Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Borrowings. Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets.

Mortgage Dollar Rolls. The Real Estate Securities Fund may enter into mortgage dollar rolls. A mortgage dollar roll involves the sale by a Fund of securities for delivery in the current month. The Fund simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund benefits to the extent of any difference between (i) the price received for the securities sold and (ii) the lower forward price for the future purchase and/or fee income plus the interest earned on the cash proceeds of the securities sold. Unless the benefits of a mortgage dollar roll exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the roll, the use of this technique will diminish the Fund’s performance.

Successful use of mortgage dollar rolls depends upon the Investment Adviser’s ability to predict correctly interest rates and mortgage prepayments. If the Investment Adviser is incorrect in its prediction, a Fund may experience a loss. The Fund does not currently intend to enter into mortgage dollar rolls for financing and does not treat them as borrowings.

Yield Curve Options. The Real Estate Securities Fund may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

APPENDIX A

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield on an underlying security remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction (the buyer of the credit swap) the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties’ respective rights to make or receive payments in specified currencies. Total return swaps give a Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty. Certain Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Certain Funds may enter into the transactions described above for hedging purposes or to seek to increase total return. As an example, when a Fund is the buyer of a credit default swap (commonly known as buying protection), it may make periodic payments to the seller of the credit default swap to obtain protection against a credit default on a specified underlying asset (or group of assets). If a default occurs, the seller of a credit default swap may be required to pay the Fund the “notional value” of the credit default swap on a specified security (or group of securities). On the other hand, when a Fund is a seller of a credit default swap (commonly known as selling protection), in addition to the credit exposure the Fund has on the other assets held in its portfolio, the Fund is also subject to the credit exposure on the notional amount of the swap since, in the event of a credit default, the Fund may be required to pay the “notional value” of the credit default swap on a specified security (or group of securities) to the buyer of the credit default swap. A Fund will be the seller of a credit default swap only when the credit of the underlying asset is deemed by the Investment Adviser to meet the Fund’s minimum credit criteria at the time the swap is first entered into.

The use of interest rate, mortgage, credit, currency and total return swaps, options on swaps, and interest rate caps, floors and collars is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Adviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, or in its evaluation of the creditworthiness of swap counterparties and the issuers of the underlying assets, the investment performance of the Fund would be less favorable than it would have been if these investment techniques were not used.

Inverse Floaters. The Funds may invest in inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which an inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has been in operation for less than five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information for the U.S. Equity Dividend and Premium Fund has been audited by PricewaterhouseCoopers LLP, whose report along with the Fund’s financial statements, is included in the Fund’s annual report (available upon request). The information for the Tollkeeper Fund, Structured Tax-Managed Equity Fund and Real Estate Securities Fund has been audited by Ernst & Young LLP, whose report, along with a Fund’s financial statements, is included in the Fund’s annual report (available upon request).

U.S. EQUITY DIVIDEND AND PREMIUM FUND

Institutional Shares

For the Period Ended
December 31,

2005
(commenced August 31, 2005)

Net asset value, beginning of period	$10.00

Income from investment operations

Net investment income[a]	0.13

Net realized and unrealized gain	0.09

Total from investment operations	0.22

Distributions to shareholders

From net investment income	(0.10)

From net realized gains	(0.02)

Total distributions	(0.12)

Net asset value, end of period	$10.10

Total return[b]	2.19%

Net assets at end of period (in 000s)	$3,781

Ratio of net expenses to average net assets	0.82%[c]

Ratio of net investment income to average net assets	3.76%[c]

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	3.25%[c]

Ratio of net investment income to average net assets	1.33%[c]

Portfolio turnover rate	21%

See page 83 for all footnotes.

TOLLKEEPER FUND

	Institutional Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$8.04	$7.11	$4.86	$7.98	$11.97

Income (loss) from investment operations

Net investment loss[a]	(0.05)	(0.02)	(0.05)	(0.06)	(0.09)

Net realized and unrealized gain (loss)	0.24	0.95	2.30	(3.06)	(3.90)

Total from investment operations	0.19	0.93	2.25	(3.12)	(3.99)

Net asset value, end of year	$8.23	$8.04	$7.11	$4.86	$7.98

Total return[b]	2.36%	13.08%	46.30%	(39.10)%	(33.33)%

Net assets at end of year (in 000s)	$8,819	$11,323	$27,687	$15,920	$56,030

Ratio of net expenses to average net assets	1.10%	1.10%	1.10%	1.11%	1.10%

Ratio of net investment loss to average net assets	(0.70)%	(0.31)%	(0.89)%	(1.06)%	(0.97)%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.16%	1.16%	1.15%	1.16%	1.10%

Ratio of net investment loss to average net assets	(0.76)%	(0.37)%	(0.94)%	(1.11)%	(0.97)%

Portfolio turnover rate	48%	37%	27%	28%	24%

See page 83 for all footnotes.

APPENDIX B

STRUCTURED TAX-MANAGED EQUITY FUND

		Institutional Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$9.70	$8.21	$6.33	$7.96	$8.96

Income (loss) from investment operations

Net investment income (loss)[a]	0.09	0.10	0.05	0.04	0.03

Net realized and unrealized gain (loss)	0.81	1.47	1.83	(1.67)	(1.00)

Total from investment operations	0.90	1.57	1.88	(1.63)	(0.97)

Distributions to shareholders

From net investment income	(0.04)	(0.08)	—	—	(0.03)

Net asset value, end of year	$10.56	$9.70	$8.21	$6.33	$7.96

Total return[b]	9.25%	19.10%	29.70%	(20.48)%	(10.78)%

Net assets at end of period (in 000s)	$17,843	$4,177	$2,814	$5,863	$9,933

Ratio of net expenses to average net assets	0.79%	0.81%	0.85%	0.86%	0.84%

Ratio of net investment income (loss) to average net assets	0.89%	1.16%	0.65%	0.52%	0.42%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.15%	1.17%	1.17%	1.08%	1.05%

Ratio of net investment income (loss) to average net assets	0.52%	0.80%	0.33%	0.30%	0.21%

Portfolio turnover rate	92%	102%	73%	81%	102%

See page 83 for all footnotes.

REAL ESTATE SECURITIES FUND

	Institutional Shares

	Years Ended December 31,

	2005	2004	2003	2002	2001

Net asset value, beginning of year	$17.34	$14.02	$10.55	$10.87	$11.03

Income (loss) from investment operations

Net investment income[a]	0.34	0.35	0.46	0.51	0.41

Net realized and unrealized gain (loss)	1.92	4.40	3.65	(0.14)	0.34

Total from investment operations	2.26	4.75	4.11	0.37	0.75

Distributions to shareholders

From net investment income	(0.41)	(0.40)	(0.48)	(0.36)	(0.44)

From net realized gains	(1.09)	(1.03)	(0.16)	(0.27)	(0.47)

From tax return of capital	—	—	—	(0.06)	—

Total distributions	(1.50)	(1.43)	(0.64)	(0.69)	(0.91)

Net asset value, end of year	$18.10	$17.34	$14.02	$10.55	$10.87

Total return[b]	13.30%	34.76%	39.90%	3.31%	7.16%

Net assets at end of year (in 000s)	$348,872	$232,525	$125,388	$76,792	$74,923

Ratio of net expenses to average net assets	1.04%	1.04%	1.04%	1.05%	1.04%

Ratio of net investment income to average net assets	1.89%	2.34%	3.81%	4.53%	3.75%

Ratios assuming no expense reductions

Ratio of total expenses to average net assets	1.13%	1.13%	1.16%	1.19%	1.18%

Ratio of net investment income to average net assets	1.80%	2.25%	3.69%	4.39%	3.61%

Portfolio turnover rate	19%	30%	17%	37%	50%

See page 83 for all footnotes.

APPENDIX B

Footnotes:

a	Calculated based on the average shares outstanding methodology.
b	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
c	Annualized.

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Index

1 General Investment Management Approach

6 Fund Investment Objectives and Strategies
6	Goldman Sachs U.S. Equity Dividend and Premium Fund
9	Goldman Sachs Tollkeeper Fund
11	Goldman Sachs Structured Tax-Managed Equity Fund
13	Goldman Sachs Real Estate Securities Fund

15 Other Investment Practices and Securities

17 Principal Risks of the Funds

22 Fund Performance

26 Fund Fees and Expenses

30 Service Providers

38 Dividends

39 Shareholder Guide
39	How To Buy Shares
45	How To Sell Shares

52 Taxation

55 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

79 Appendix B Financial Highlights

Specialty Funds Prospectus (Institutional Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report

Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information

Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550. You can also access and download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http://www.gs.com/funds.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-621-2550

■ By mail:	Goldman, Sachs & Co. P.O. Box 06050 Chicago, IL 60606-6306

■ On the Internet:	SEC EDGAR database – http://www.sec.gov Goldman Sachs — http://www.gs.com/funds

You may review and obtain copies of Fund documents (including the Additional Statement) by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

Goldman Sachs Tollkeeper FundSM is a service mark of Goldman, Sachs & Co.

GSAM® is a registered service mark of Goldman, Sachs & Co.

SPECPROINST